UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2021

BRAIN SCIENTIFIC INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-209325	81-0876714
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

125 Wilbur Place, Suite 170

Bohemia, NY 11716

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 388-1578

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 5.02.	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Directors Appointments

On November 8, 2021, the Board of Directors (the “Board”) of Brain Scientific Inc. (the “Company”) appointed Thomas Olivier, Donald MacKenzie, and Daniel Cloutier, as members of the Board, effective November 15, 2021 (the “Director Appointment”).

Family Relationships

Neither Mr. Olivier, Mr. MacKenzie nor Mr. Cloutier have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Related Party Transactions

Neither Mr. Olivier, Mr. MacKenzie nor Mr. Cloutier have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Compensatory Arrangements

There are no arrangements or understandings between each of Mr. Olivier, Mr. MacKenzie, or Mr. Cloutier with and any other persons pursuant to which either Mr. Olivier, Mr. MacKenzie or Mr. Cloutier were named as directors of the Company.

Officer Appointments

On November 8, 2021, the Board appointed Farid Anthony and Todd Eckler, respectively, as Chief Technology Officer and Chief Revenue Officer, of the Company (the “Officer Appointments”).

Farid Anthony, 40, Chief Technology Officer

Mr. Anthony brings a proven track record of success and over 25 years of experience, innovation, and achievement in various technology industries. Mr. Anthony started his career in 1998 as a founder of Triforce Technologies Inc., a private technology consulting and services company servicing the B2B sector. From late 2019 to 2021, he served as Chief Technology Officer at Luxury Presence, a silicon-valley company with an all-in-one platform providing real estate agents with a web presence, marketing tools and services, and access to an exclusive network of agents, brokers, and real estate experts. From 2019 to 2020, he served as Executive Director of Engineering at Bolt Mobility, a pioneer in consumer and B2B micro-mobility technology solutions. From 2016 to 2019, he served as Chief Technology Officer at North Plains Systems, which offers a suite of solutions for Brand Management, Multi-Channel Marketing, and Digital Asset Management. From 2014 to 2016, he served as Chief Technology Officer at CreativeDrive, a company offering graphic and multimedia design services, and a SaaS platform for Resource Management, Digital Asset Management, and Inventory Management. From 2007 to 2014, he served as Lead Engineer & Architect at Spoutloud Media Networks, a Through-Channel Marketing Automation company founded in 2006 with a mission of simplifying channel marketing. Mr. Anthony has an undergraduate degree from Florida Atlantic University.

Todd Eckler, 49, Chief Revenue Officer.

Mr. Eckler combines over 25 years of technology industry experience as a senior executive leading marketing, sales, and product teams for several companies. Mr. Eckler was the Chief Revenue Officer (“CRO”) for Piezo Motion from March 2021 before transitioning to CRO of Brain Scientific as part of the merger. Previously, Mr. Eckler was General Manager at IntelligenceBank, a leader in asset management software, from July 2018 until March 2021. He was Chief Revenue Officer for North Plains Systems, a global enterprise marketing automation platform, from May 2016 to July 2018 and President of CreativeDrive, global creative services and technology company, from May 2014 to May 2016. Starting in 1995, Mr. Eckler held vice president level management positions for various technology companies. He has an undergraduate degree from Johnson State College.

Neither Mr. Anthony nor Mr. Eckler have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company. Messrs. Anthony and Eckler did not engage in any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. There are no arrangements or understandings between Messrs. Anthony and Eckler and any other person(s) pursuant to which Messrs. Anthony and Eckler were appointed as the Company's Chief Technology Officer and Chief Revenue Officer.

On November 10, 2021, the Company issued a press release announcing the Board Appointments. A copy of that press release is being filed with this Form 8-K as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 10, 2021
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 10, 2021

BRAIN SCIENTIFIC INC.

By:	/s/ Hassan Kotob
Name:	Hassan Kotob
Title:	Chief Executive Officer

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